Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in Registration Statements
Nos. 33-17247, 33-17248, 33-17249, 33-26875, 33-75682, 33-93322, 33-41823,
33-48175, 33-58896, 33-91656, 333-03241, 33-74068, 33-74066, 33-91658,
333-00475, 333-03237, 33-75684, 33-80834, 33-93372, 333-09633, 333-09637, and
333-09655 of CUC International Inc. on Forms S-8 and in Registration Statements Nos. 33-30306, 33-47271, 33-58598, 33-63237, and 33-95126 of CUC International
Inc. of Forms S-3 and in Registration Statements Nos. 33-64801, 333-06627, 333-06559, and 333-07171 of CUC International Inc. on Forms S-4 of our report dated June 24, 1996 on the consolidated financial statements of Sierra On-Line, Inc. and subsidiaries for the year ended March 31, 1996 appearing in this Current Report on Form 8-K of CUC International Inc. (filed with the Securities and Exchange Commission on or about September 12, 1996).




DELOITTE & TOUCHE LLP
Seattle, Washington

September 12, 1996